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                                                                   EXHIBIT 10.10

                                      LEASE

THIS LEASE made as of the 17th day of November, 2000 by and between BROOKLYN HEIGHTS BUSINESS PARK LIMITED, an Ohio limited liability company, having a principal office c/o Chelm Properties, 31000 Aurora Road, Solon, Ohio 44139 (the "Landlord") and ASSET ACCEPTANCE CORP, a Michigan corporation, having a principal office at 6985 Miller Rd., Warren, MI 48092 (the "Tenant").

                                   WITNESSETH:

                                    ARTICLE I
                                    PREMISES

         1.1 Premises. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, a portion of the building (the "Building") located at 600 Safeguard Plaza in the City of Brooklyn Heights, County of Cuyahoga, and State of Ohio, located on the real property (the "Land") more particularly described in Exhibit "A" attached hereto and made a part hereof. The Land and the Building are hereinafter sometimes jointly referred to as the "Property". The portion of the Building being leased by Tenant hereunder contains approximately 11,525 square feet of gross floor area (the "Premises"), as more particularly depicted on the site plan attached hereto as Exhibit "B" and made a part hereof.

         1.2 Common Areas. Tenant, its employees, customers, licensees and invitees, shall have a non-exclusive license and right to use, in common with Landlord and all tenants of the Building and their respective employees, customers, licensees and invitees, all parking areas, access roads, truck ways, driveways, loading docks and areas, sidewalks, ramps, landscaped areas, hallways, stairways and other areas, facilities and improvements which may be provided by Landlord for the general use in common of tenants of the Building and their employees, customers, licensees and invitees (collectively, the "Common Areas").

                                   ARTICLE II
                                      TERM

         2.1 Term. The term of this Lease shall be for a period of five (5) years, commencing on the Commencement Date (as hereinafter defined) and ending on the last day of the fifth (5th) Lease Year (as hereinafter defined) thereafter.

         2.2 Commencement Date. The "Commencement Date" of this Lease shall be the earlier of (i) the Date of Delivery of Possession (as hereinafter defined) or (ii) Tenant's opening for business in the Premises. Notwithstanding the foregoing, in any case, the Commencement Date shall not occur prior to February 1, 2001.

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         2.3 Date of Delivery of Possession. The "Date of Delivery of
Possession" shall be the day after Landlord's Work (as hereinafter defined) is completed to the extent reasonably required for the installation by Tenant of Tenant's fixtures, furnishings and equipment. Landlord shall give Tenant written notice of the Date of Delivery of Possession. Notwithstanding anything contained in this Lease to the contrary, all obligations of Tenant under this Lease shall commence upon the Date of Delivery of Possession, except for Tenant's obligations to pay Fixed Rent and Operating Expenses, which shall commence on the Commencement Date. Notwithstanding the foregoing, Tenant, provided that they are not open for business and do not interfere with Landlord's ability to complete Landlord's Work, shall have the right to occupy the Premises two weeks prior to the Commencement Date for the purposes of inspection and equipment installation. Upon such occupancy, all terms and conditions of the Lease (other than Base Rent and Additional Rent during the two week period) shall be in full force and effect.

         2.4 Lease Year. The first "Lease Year" shall be a period of twelve (12) calendar months from the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall include the period from the Commencement Date to the end of the calendar month in which the Commencement Date occurs (the "First Partial Month") plus the following twelve (12) calendar months. Each Lease Year after the first Lease Year shall be a successive period of twelve (12) consecutive calendar months.

                                   ARTICLE III
                                      RENT

         3.1 Fixed Rent. Tenant agrees to pay to Landlord, without demand, notice or set-off, as a fixed rent (the "Fixed Rent"):

         3.1.1 the sum One Hundred Thirty Eight Thousand Three Hundred and 00/100 dollars ($138,300.00) per Lease Year, payable in fixed equal monthly installments of Eleven Thousand Five Hundred Twenty Five and 00/100 ($11,525.00) on the first day of each and every calendar month during the first Lease Year; provided, however, that if the first Lease Year includes a First Partial Month, then Tenant shall in addition pay a prorated monthly installment of Fixed Rent for such First Partial Month together with the first regular monthly installment on the Commencement Date;

         3.1.2 the sum of One Hundred Forty One Thousand One Hundred Eighty One and 20/100 ($141,181.20) per Lease Year, payable in fixed equal monthly installments of Eleven Thousand Seven Hundred Sixty Five and 10/100 Dollars ($11,765.10) on the first day of each and every calendar month during the second Lease Year; and

         3.1.3 the sum of One Hundred Forty Four Thousand Sixty Two and 40/100

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Dollars ($144,062.40) per Lease Year, payable in fixed monthly installments of
Twelve Thousand Five and 20/100 Dollars ($12,005.20) on the first day of each and every calendar month during the third Lease Year; and

         3.1.4 the sum of One Hundred Forty Six Thousand Nine Hundred Forty Three and 72/100 Dollars ($146,943.72) per Lease Year, payable in fixed equal monthly installments of Twelve Thousand Two Hundred Forty Five and 31/100 Dollars ($12,245.31) on the first day of each and every calendar month during the fourth Lease Year; and

         3.1.5 the sum of One Hundred Forty Nine Thousand Eight Hundred Twenty Five and 04/100 Dollars ($149,825.04 per Lease Year, payable in fixed monthly installments of Twelve Thousand Four Hundred Eighty Five and 42/100 Dollars ($12,485.42) on the first day of each and every calendar month during the fifth Lease Year.

         3.2 Security Deposit. Tenant agrees to deposit, concurrently upon execution of this Lease by Tenant, the sum of Twelve Thousand Two Hundred Forty Five and 31/100 Dollars ($12,245.31), which entire sum Tenant agrees shall be applied to any damages incurred by Landlord for any breach of any of the conditions or covenants of this Lease. Tenant further agrees that no portion of the sum deposited by virtue of this Section shall be used for rent. Tenant also agrees that there shall be deducted from any returnable portion of the aforesaid deposit reasonable attorney fees and expenses incurred by Landlord in the enforcement of any provision of this Lease. Tenant shall be entitled to a refund of the aforesaid deposit from Landlord without interest after vacation of the Premises at the expiration of this Lease or any renewal thereof, provided that all of the terms of this Lease have been complied with, less any deductions authorized herein and without any prejudice to any future claims of Landlord for actual damages and/or rent in excess of said sum.

         3.3 Additional Charges- Tenant's Proportionate Share. During the term of this Lease, Tenant shall pay, as additional rent, Tenant's Proportionate Share (as hereinafter defined) of all (i) Taxes (as defined in Section 4.2 hereof) and (ii) Operating Expenses (as defined in Section 6.5 hereof). Landlord shall estimate the Taxes and Common Area Charges for the next succeeding lease year, and Tenant shall pay to Landlord, together with the Base Rent, a sum equal to one-twelfth (1/12) of the estimated annual Taxes and Common Area Charges at the time each installment of Base Rent is due. At the end of each lease year (or calendar year at the option of Landlord), Landlord shall adjust the estimated Taxes and Common Area Charges to reflect actual costs. At the time of such adjustment, Landlord shall provide Tenant with a written statement, which enumerates in reasonable detail the basis for the computation of Taxes and Common Area Charges for the period in question. If such statement reflects additional sums due and owing to Landlord, Tenant shall pay the same in full within ten (10) days of receipt of such statement or with the next installment of rent due, whichever is later. If such statement reflects an overpayment by Tenant, said overpayment may be used to reduce the next month's payment of Taxes and Common Area Charges. "Tenant's Proportionate Share" shall mean the total amount of Taxes and/or Operating

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Expenses, as the case may be, multiplied by a fraction, the numerator of which shall be the gross leasable area of the Premises and the denominator of which shall be the gross leasable area of the Building. Tenant's initial Proportionate Share shall be Thirty Seven and 85/100 percent (37.85 %).

         3.3.1 Right To Audit. Tenant shall have the right, exercised within one hundred eighty (180) days after Tenant's receipt of the written statement set forth above, to conduct an audit or inspection of Landlord's books with respect to Taxes and Operating Expenses. If Tenant does not cause inspection or audit of Landlord's records to be made within such one hundred and eighty (180) day period, then Tenant shall have no further right to audit or question the correctness or accuracy of Taxes and Operating Expenses for the year covered by such written statement. If Tenant's inspection or audit of Landlord's records reveals an overpayment of Taxes and/or Operating Expenses by Tenant, then provided Landlord does not dispute the results of such inspection or audit, Landlord shall promptly credit such overpayment to Tenant's next monthly payments of Taxes and/or Operating Expenses. Should Landlord dispute the results of Tenant's inspection or audit, and it is found that additional amounts are owed by Tenant, then payment in full shall be due from Tenant within thirty (30) days of such finding.

         3.4 Net Lease. This Lease shall be deemed and construed to be a "Net Lease", and Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, the Fixed Rent, and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as herein otherwise expressly set forth.

         3.4.1 Maximum Increase In Operating Expenses. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant's proportionate Share of real estate taxes, including the reasonable costs and expenses of contesting the validity or amount of real estate taxes, service payments in lieu of real estate taxes, assessments, insurance premiums, utilities and management or administrative fees applicable to such expenses ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay all other Building Operating Expenses which are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to an eight percent (8%) per annum increase over the amount of the Controllable Expenses for the immediately preceding calendar year, beginning with the actual Controllable Expenses for the year ending December 31, 2001.

         3.5 Place of Payment. All payments of Fixed Rent, and other payments required to be made to Landlord, shall be in lawful money of the United States of America and shall be paid

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to Landlord at its principal place of business stated on Page 1 of this Lease, or to such other person and/or at such other place as Landlord may designate from time to time in writing to Tenant.

         3.6 Obligation to Pay Rent Absolute. Subject to the provisions contained in Articles XIII and XIV, no happening, event, occurrence or situation during the term of this Lease, whether foreseen or unforeseen, and however extraordinary, shall permit Tenant to quit or surrender the Premises or this Lease or shall relieve Tenant from its liability to pay the full Fixed Rent and other charges under this Lease, or shall relieve Tenant from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute, proclamation, decree or order, or otherwise, to quit or surrender the Premises or this Lease, or any part thereof, or to any abatement, diminution, reduction or suspension of rent on account of any such event, happening, occurrence or situation.

         3.7 Late Payment. If Tenant shall fail to pay any Fixed Rent or other charges due under this Lease within five (5) business days after the same are due, all delinquent sums shall bear interest from the original due date therefor (without regard to any grace or cure period) at an annual rate of interest (the "Default Rate") equal to the greater of (a) the "prime rate" in effect on the date such amounts become due, as publicly announced in the "Money Rates" section of the Wall Street Journal, or (b) eighteen percent (18%) per annum, from the first (1st) day due until paid; provided, however, if the Wall Street Journal ceases to be published, or ceases publishing the "prime rate" in such section or a comparable section, or if the "prime rate" is no longer customarily used as an interest rate index, then Landlord shall select a reasonably comparable index for determining the interest rate payable as permitted above. In no event shall Tenant be obligated to pay interest beyond the maximum rate permitted by law. Any additional Fixed Rent determined to be due as aforestated shall be payable with the next monthly installment of Fixed Rent. Any payment by Tenant or acceptance by Landlord of a check for a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment-in-full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         3.8 Option To Renew. Provided that (i) there has not been an event of Default beyond any applicable cure periods at any time during the Lease Term,
(ii) the creditworthiness of Tenant is materially the same as or better than on the commencement Date, and (iii) Tenant named herein remains in possession of and has been continuously operating in substantially the entire Leased Premises throughout the Lease Term, Tenant shall have the option to extend the Lease Term for two (2) five (5) year terms (each an "Extension Term"). Each Extension Term shall be upon the same terms and conditions contained in the Lease except the Minimum Annual Rent for such Extension Term shall be conditions contained in the Lease except the Minimum Annual Rent for such Extension Term shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such

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option by delivering to Landlord, no later than one hundred eighty (180) days prior to the expiration of the then current term thereof, written notice of Tenant's desire to extend the term of the Lease. Unless Landlord otherwise agrees in writing, Tenant's failure to timely exercise such option shall waive it. Landlord shall notify Tenant of the amount of the rent adjustment no later than six (6) month's prior to the expiration of the then current Lease Term. Within ten (10) days thereafter, Tenant shall inform Landlord of its intention to so extend the Lease Term at the quoted rent adjustment. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term.

         3.8.1 Market Rent Adjustment. The Minimum Annual Rent for each Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the building, and if none, then in similar buildings in the vicinity provided, however, that in no event shall the Minimum Annual rent during the Extension Term be less than the highest Minimum Annual Rent payable during the Lease Term. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

         3.9 Right of First Offer. Provided that (i) there has not been an event of Default beyond any applicable cure periods at any time during the Lease Term,
(ii) the creditworthiness of Tenant is materially the same as or better than on the Commencement Date, and (iii) Tenant named herein remains in possession of and has been continuously operating in substantially the entire Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the First Offer Space, as defined below, Tenant shall have a Right of First Offer (the "First Offer") to lease additional space in the Building (the "First Offer Space"). Landlord shall notify Tenant in writing ("Landlord's Notice") that a request has been received from a perspective tenant to commence space planning for the available contiguous space located within the Building containing approximately 10,000 rentable square feet of space, as more particularly depicted on Exhibit "A" (the "First Offer Space") before entering into a lease with a third party for such First Offer Space. Tenant shall have five (5) business days from its receipt of Landlord's Notice to deliver to Landlord a written acceptance agreeing to lease the First Offer Space on the terms and conditions contained in Landlord's Notice. In the event Tenant fails to notify Landlord of its acceptance within said five (5) day period, such failure shall be conclusively deemed a waiver of Tenant's Right of First Offer and a rejection of the First Offer Space, whereupon Tenant shall have no further rights with respect to the First Offer Space and Landlord shall be free to lease the First Offer Space to a third party. In the event Tenant accepts the First Offer Space on the terms and conditions specified in the Landlord's Notice, the term for the First Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the First Offer Space shall be thirty-six (36) months and the Term for the

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original Leased Premises shall be extended, to be coterminous with the term for the First Offer Space. The Minimum Annual Rent for the First Offer Space shall be equal to the rate which is then being quoted by Landlord to prospective new tenants for the First Offer Space, provided, however, that in no event shall Tenant's Minimum Annual Rent per square foot for the First Offer Space be less than the highest Minimum Annual Rent per square foot payable during the original Lease Term for the original Leased Premises.

         The Minimum Annual Rent for the original Leased Premises during any such extended term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity, provided, however, that in no event shall the Minimum Annual Rent during such extended term be less than the highest Minimum Annual Rent payable during the Lease Term for the original Leased Premises.

                                   ARTICLE IV
                                      TAXES

         4.1 Personal Property Taxes. Tenant shall be liable for and shall pay all taxes levied against personal property and trade fixtures placed by Tenant in and upon the Premises.

         4.2 Real Estate Taxes.

         4.2.1 Tenant shall pay, as additional rent, Tenant's Proportionate Share of all Taxes levied or assessed against the Property during the term hereof. Tenant shall pay all of Tenant's Proportionate Share of such Taxes to Landlord as provided in Section 3.3 hereof.

         4.2.2 For purposes of this Lease, the term "Taxes" shall include (i) all real estate taxes, general or special assessments, water and sewer rents and other governmental impositions imposed upon or against the Property, of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the term of this Lease be levied, assessed or imposed upon or against the Property; (ii) any tax and/or assessment of any kind or nature upon or measured by or with respect to the rentals payable by Tenant hereunder, either by way of substitution for or in addition to all or any part of the real estate taxes and assessments levied or assessed against the Property; and (iii) any costs, expenses and attorneys' fees incurred by Landlord in connection with the negotiation of a reduction in the assessed value of the Land and/or Building or any protest or contest of the Taxes described in clauses (i) or (ii) above.

         4.2.3 Provided Landlord does not elect to do so, Tenant may, after written notice to Landlord, contest the validity or amount of any Taxes by appropriate legal proceedings; provided, however, that (i) Tenant shall pay Tenant's Proportionate Share of such Taxes when due unless such legal proceedings shall operate to suspend the collection of Taxes; (ii) Tenant shall provide such security as Landlord may reasonably request; (iii) Tenant shall pay

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all interest, penalties and expenses in connection therewith; (iv) there shall be no risk that any portion of the Property shall be subject to forfeiture or foreclosure as a result thereof; (v) Tenant shall not be in default under any of the terms or provisions of this Lease during the pendency of such contest; and
(vi) Landlord does not object to Tenant doing so within ten (10) days following receipt of Tenant's notice of its intention to contest Taxes. Landlord agrees that it will not object unless Landlord, in its reasonable discretion, determines that such contest may reasonably result in an increase in Taxes.

                                    ARTICLE V
                              CONDITION OF PREMISES

         5.1 Plans and Specifications. Within thirty (30) days following the mutual execution of this Lease, Landlord shall prepare and submit to Tenant for Tenant's approval, which approval shall not be unreasonably withheld, conditioned or delayed, detailed plans and specifications ("Plans and Specifications") for the construction of Landlord's Work within the Premises. Within ten (10) days following Tenant's receipt of the Plans and Specifications, Tenant shall notify Landlord in writing whether it approves or disapproves of the Plans and Specifications. In the event Tenant fails to respond to Landlord's request for approval within the said ten (10) days after receipt thereof, Tenant's approval of such plans will be deemed to have been given. At such time as Landlord's Plans and Specifications are approved, they shall be deemed to be a part of this Lease. Landlord's review and approval of the Plans and Specifications shall not be deemed to constitute a warranty, representation or agreement by Landlord that the Plans and Specifications are adequate, suitable, fit for the purposes intended, free from defect in design or in compliance with Legal Requirements.

         5.2 Landlord's Work. Following completion and approval of the Plans and Specifications, Landlord shall perform the work described in Exhibit "C-1" ("Landlord's Work") substantially in accordance with the Plans and Specifications, subject to Unavoidable Delays (as hereinafter defined).

         5.3 Change Orders. If Tenant requests any change(s) to Plans and Specifications, that would result in an increase/decrease in the cost of constructing Landlord's Work, Landlord shall deliver written notice to Tenant of such increased/decreased cost resulting from such change. Within twenty-four
(24) hours after receipt of such written notice, Tenant shall deliver written notice to Landlord of Tenant's approval or disapproval of such increased/decreased costs. If Landlord does not receive such written notice, such increased/decreased cost shall be deemed to be approved. If Landlord receives Tenant's written notice of disapproval, Landlord shall not be required to make such change. Tenant shall pay Landlord one half (1/2) the cost of all changes requested by Tenant within five (5) days after such changes are approved (or deemed approved) by Tenant, and the balance to be paid in full upon completion of the Premises by Landlord.

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                                   ARTICLE VI
                             REPAIRS AND MAINTENANCE

         6.1 Landlord's Repairs and Maintenance. Subject to Tenant's obligation to reimburse Landlord for Tenant's Proportionate Share of Operating Expenses as provided in Section 6.5 hereof, Landlord shall keep the foundation, outer walls, roof and structural portions of the Building in good repair (except that Landlord shall not be obligated to make any repairs to the same which are occasioned by the act or omission of Tenant, its agents, employees, invitees or licensees) and shall operate, manage and maintain all Common Areas within the Property. The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be in a manner similar to other office/warehouse properties in the immediate geographic area. Landlord shall have no other obligation to maintain or repair the Premises or any portion thereof, or to furnish any services or facilities, or to make any alterations or improvements in the Premises.

         6.2 Tenant's Repairs and Maintenance. At the sole cost and expense of Tenant and throughout the term of this Lease, Tenant shall keep and maintain the Premises in good order, condition, replacement and repair, in a clean, sanitary and safe condition in accordance with all Legal Requirements in which the Property is located, and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction over the Premises, and shall make all repairs and replacements not required to be made by Landlord pursuant to Section 6.1 above. All items that Tenant shall replace during the term of this Lease shall be new and of equal or better quality, type and style than the item being replaced. Tenant shall keep in full force and effect a contract with a reputable heating contractor for not less than the quarterly inspection, maintenance, filter replacement, and repair of the heating, ventilating, and air conditioning systems servicing the Premises. Tenant shall furnish a copy of said contract to Landlord and make available inspection reports and maintenance records upon reasonable notice from Landlord. Tenant shall not permit any waste, damage or injury to the Premises, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims or demands arising out of the failure of Tenant to maintain, repair, replace, operate and manage the Premises as required herein. Tenant shall further keep the Premises clean, attractive and free of rubbish, rubble, debris, insects, rodents and other pests. Tenant shall not do, order or cause any work to be done or installations to be made in, on or to the roof of the Premises without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld.

         6.3 Tenant's Alterations. Tenant shall not make any structural or exterior alterations, additions, improvements or changes to the Premises or any portion thereof without Landlord's prior written consent, which consent shall not be unreasonably withheld. Except as provided in Article XI, upon the installation of any such alterations, additions, improvements and changes to the Premises, such items shall become the property of Landlord, and upon the expiration of this Lease, such items shall remain with the Premises, unless Landlord requests their removal, in which event Tenant, at its sole expense, shall

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remove such items. Tenant shall repair all damage caused by any such removal.
All such alterations, additions, improvements and changes shall be done in accordance with all applicable laws, rules, regulations and orders, including applicable building codes. Tenant will indemnify and hold Landlord harmless from and against all claims by reason of such alterations, additions, improvements or changes, which may be made by Tenant on the Premises, and Tenant shall promptly repair any damage to the Premises caused by any such alterations, additions, improvements or changes.

         6.4 Mechanics Liens. Tenant shall not suffer any mechanics' lien to be filed against any portion of the Property by reason of work, labor, services or materials performed or furnished to Tenant in connection with Tenant's Work or any alterations, additions, or improvements to the Premises by Tenant hereunder. If any such mechanics' lien shall at any time be filed against the Property, Tenant shall have the right to contest any and all such liens; provided, however, that Tenant shall cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise within thirty (30) days written notice by Landlord. If Tenant shall fail to cause such lien to be discharged within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord in procuring the discharge of such lien, together with interest thereon at the Default Rate from the date paid until repaid by Tenant to Landlord, shall be deemed to be additional rent for the Premises and shall be due and payable by Tenant to Landlord on the first day of the next following month.

         6.5 Operating Expenses. Throughout the term of this Lease, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of all Operating Expenses incurred by Landlord in the operation of the Property. Tenant shall pay Tenant's Proportionate Share of such Operating Expenses as provided in
Section 3.3 hereof. Operating Expenses shall include, but not be limited to: costs of management (not to exceed 5%); cleaning; trash removal; lighting; costs of repairing, maintaining and replacing all Common Area improvements; repair and maintenance of the Building and all related improvements on the Property, including, without limitation, , gutters, down spouts, snow removal, parking lot striping, painting, landscaping; providing security; providing public liability, property damage, fire and extended coverage and such other insurance as Landlord deems appropriate on the Building and Property; total compensation and benefits (including premiums for Workers' Compensation and other insurance) paid to or on behalf of employees; personal property taxes; supplies; fire protection and fire hydrant charges; water and sewer charges; utility charges; licenses and permit fees; reasonable depreciation of equipment used in operating and maintaining the Property and rent paid for leasing such equipment; and reasonable reserves for any or all of the foregoing. Any capital improvement costs included in Operating Expenses which Landlord is required to amortize pursuant to the Internal Revenue Service Code shall be amortized over the useful life of such item and Tenant shall

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pay Tenant's Proportionate Share of the amortized cost charged during the term of this Lease. Operating Expenses shall not include debt service, Building depreciation, leasing commissions paid by Landlord or the cost of creating new space for new tenants within the Property; or repairs or replacements to the extent proceeds of insurance or condemnation awards are available therefor.

                                   ARTICLE VII
                              COMPLIANCE WITH LAWS

         Tenant shall comply with and execute at its own expense during the term of this Lease, all present and future laws, acts, rules, requirements, orders, directions, ordinances and/or regulations, ordinary or extraordinary, foreseen or unforeseen, concerning the Premises or any part thereof, or the use thereof, or Landlord, Tenant or subtenants thereof, of any federal, state, municipal or other public department, bureau, office or authority or of the National Board of Fire Underwriters, any local Board of Fire Underwriters, or other body having similar functions (collectively, "Legal Requirements"), or of any liability, fire or other insurance company having policies outstanding with respect to the Premises, and shall protect, hold harmless and indemnify Landlord from and against all fines, penalties or claims for damages of every kind and nature arising out of any failure to comply with any such laws, acts, rules, requirements, orders, directions, ordinances and/or regulations.

                                  ARTICLE VIII
                                    UTILITIES

         Tenant shall pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Premises. Tenant shall keep the Premises sufficiently heated to avoid the freezing or bursting of all pipes therein. The obligation of Tenant to pay for such utilities shall commence as of the earlier of the Commencement Date or the date Tenant occupies the Premises. Landlord shall not be liable in damages or otherwise, should the furnishing of such services by it to the Premises be interrupted by fire, accident, riot, strike, act of God or the making of necessary repairs or improvements or other causes.

                                   ARTICLE IX
                                      USE

         9.1 Use of Premises. Tenant shall use and occupy the Premises for purposes of general offices and for no other purposes.

         9.2 Tenant's Covenants. In addition to the other covenants of Tenant contained in this Lease, Tenant covenants and agrees as follows:

                  (a) Tenant shall procure any and all licenses and permits required for Tenant's use of the Premises, and upon the expiration or termination of this Lease, Tenant shall remove its goods and effects and those of all persons claiming under it and shall yield up the same peaceably to Landlord in good order, repair and condition in all respects, except for reasonable wear and tear;

                  (b) Tenant shall permit Landlord and its agents on reasonable notice and at reasonable times to examine the Premises and to show the Premises to prospective purchasers, mortgagees and/or tenants;

                  (c) Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean, safe and healthy condition in accordance with all Legal Requirements, and Tenant shall not permit the Premises to be used for any unlawful purpose, commit any waste thereof or commit any nuisance.

                                    ARTICLE X
                            ASSIGNMENT AND SUBLETTING

         10.1 Assignment and Subletting. Tenant shall not assign, transfer, mortgage, or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, nor suffer or permit the occupation of all or any part thereof by any other party, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any assignment, transfer, sale or other transfer, whether by operation of law or otherwise, voluntary or involuntary, of a controlling interest in Tenant shall be deemed to be an assignment of this Lease within the meaning of this Section 10.1. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

         10.2 Default by Tenant After Sublease. If the Premises or any part thereof be subleased or occupied by any person other than Tenant, then, in the event of Tenant's default, Landlord may, and is hereby empowered at any time from and after the date Landlord shall be entitled to terminate the Lease, re-enter the Premises or dispossess Tenant under the provisions of Article XV below, to collect rent from such tenants, subtenants and occupants so long as such default or any other default shall continue, and to apply the same to the curing of any default hereunder in any order of priority Landlord may elect, and any unexpended balance shall be applied by Landlord against any rental obligations subsequently becoming due.

         10.3 Assignee Becomes Liable. Each and every assignee, whether as assignee or as successor-in-interest of any assignee of Tenant, including any purchaser of this Lease under a foreclosure of any mortgage, shall immediately be, become and remain liable for the payment of the Fixed Rent and other charges payable under this Lease, and for the due performance of every obligation on Tenant's part to be performed through the term of this Lease, and each and every provision of this Lease applicable to Tenant shall also apply to and bind every such assignee and purchaser with the same force and effect as though such assignee or purchaser were the Tenant named in this Lease. No transfer to such assignee or to such purchaser shall be binding upon Landlord unless such assignee or purchaser shall deliver to Landlord a recordable instrument which contains a covenant of assumption by said assignee or purchaser to such effect, but the failure or refusal of such assignee or purchaser to deliver such instrument shall not release or discharge such assignee or purchaser from its obligations and liability as above set forth.

         10.4 Tenant To Remain Liable. If at any time during the term of this Lease Tenant sublets all or any part of the Premises or assigns its interest in this Lease as provided herein, Tenant shall nevertheless remain fully liable under all the terms and conditions of this Lease.

                                   ARTICLE XI
                                    FIXTURES

         Except as provided in Section 6.3 hereof, all equipment and all other trade and light fixtures installed by or at the expense of Tenant (other than any fixtures originally installed by Landlord in connection with the original construction of the Building), in or on the Building shall remain the property of Tenant and Tenant may, but shall not be obligated to, remove the same or any part thereof prior to the end of the term hereof, and provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal. Any equipment and all other trade and light fixtures not removed by Tenant prior to the expiration of the term may, at Landlord's option, be deemed abandoned and become the property of Landlord.

                                   ARTICLE XII
                                    INSURANCE

         12.1 Indemnity,: Waiver.

         12.1.1 Unless due to gross negligence of Landlord, Tenant shall indemnify and hold harmless Landlord from and against any and all fines, suits, proceedings, claims, demands and actions of any kind or nature of anyone whomsoever, including, without limitation, any accident, injury or damage to any person or property, arising out of, occasioned by or in any way connected with the occupation or use of the Premises, the breach, violation or nonperformance of any covenant or condition hereof to be performed on the part of Tenant or the failure of Tenant to perform any covenant or obligation under any sublease.

         12.1.2 Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, merchandise or decorations or to any person or persons at any time on the

Premises from steam, gas, electricity or from water, rain or snow, whether the same may leak into, issue or flow from any part of the Building on the Premises or from pipes or plumbing of the same, or from any other place or quarter; nor shall Landlord be in any way responsible or liable in case of any accident or injury including death to any of Tenant's servants, employees, agents, or to any person or persons in or about the Premises; and Tenant agrees that it will not hold Landlord in any way responsible or liable therefor and will further indemnify and hold Landlord harmless from and against any and all claims, liability, penalties, damages, expenses (including reasonable attorneys' fees) and judgments arising from injury to persons or property of any nature and also for any matter or thing growing out of the occupation of the Premises.

         12.2 Tenant's Insurance. During the term of this Lease:

         12.2.1 Tenant shall maintain comprehensive public liability insurance, including insurance against the assumed or contractual liability of Tenant hereunder, to afford protection to the limit for each occurrence of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury or death and Five Hundred Thousand Dollars ($500,000.00) for damage to Property.

         12.2.2 Tenant shall maintain insurance against fire and such other risks as are, from time to time, included in standard "all risk" extended coverage endorsements, including Tenant's trade fixtures and other improvements, stock in trade, furniture, furnishings, special equipment, floor and wall coverings and all other items of personal property of Tenant located on or within the Premises (collectively, "Tenant's Personal Property"). Such insurance shall be in an amount equal to not less than one hundred percent (100%) of the full replacement cost thereof, without depreciation, and shall include a so-called "agreed amount" endorsement.

         12.2.3 Tenant shall also maintain such other insurance as Landlord (or Landlord's mortgagee) may reasonably require from time to time in connection with Tenant's use and occupancy of the Premises. Such additional insurance shall be carried in such amounts and with such insurance companies as may be reasonably acceptable to Landlord (and Landlord's mortgagee).

         12.2.4 The policies carried by Tenant hereunder shall name Landlord (and Landlord's mortgagee) as an additional insured, and such policies shall provide that no cancellation, reduction or other material changes therein shall be effective until at least thirty (30) days after mailing of written notice thereof to Landlord (and Landlord's mortgagee). Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant not later than the Commencement Date, and prior to the expiration or termination of any such policies.

         12.3 Waiver of Subrogation. Each insurance policy carried by Landlord or Tenant and insuring all or any part of the Property or Tenant's Personal Property shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, including any claim for negligence, in connection with any loss or damage to the Property, Tenant's Personal Property or businesses, caused by any of the perils covered by fire and extended coverage insurance carried or required to be carried hereunder, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waivers shall apply only to the extent of recovery made by the parties hereto under any policy of insurance now or hereafter issued. So long as the policy or policies involved can be written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage. In the event of inability on the part of either party to obtain such insurance in the policy or policies with the carrier with whom such insurance is then carried, or such carriers require payment of additional premium for such provision, the party so affected shall give the other party written notice of such inability or the increase in premium, as the case may be. The party to whom such notice is given shall have fifteen (15) days from receipt thereof within which: (i) in the case of such inability on the part of the other carrier, to procure from the aforesaid party's insurance carrier in writing, at no increase in premium over that paid theretofore by the party so affected, such waiver of subrogation; (ii) in the case of increased premium, to pay the party so affected the amount of such increase; (iii) to waive, in writing, within the time limits set forth herein, such requirement to obtain the aforesaid waiver of subrogation. Should the party to whom such notice is given fail to comply as aforesaid within said fifteen (15) day period, each and every provision in this paragraph in favor of such defaulting party shall be canceled and of no further force and effect.

                                  ARTICLE XIII
                             DAMAGE AND DESTRUCTION

         13.1 Repair After Casualty.

         13.1.1 If the Premises shall be destroyed or so injured by any cause as to be unfit, in whole or in part, for occupancy and such destruction or injury could reasonably be repaired within six (6) months from the date of such damage or destruction, then Tenant shall not be entitled to surrender possession of the Premises nor shall Tenant's liability to pay rent under this Lease cease without the mutual consent of the parties hereto. In the event of any such destruction or injury, Landlord shall repair the same with all reasonable speed and shall complete such repairs within six (6) months from the date of such damage or destruction.

         13.1.2 If such destruction or injury cannot reasonably be repaired within six (6) months from the date of such damage or destruction, Landlord shall notify Tenant within sixty (60) days after the happening of such destruction or injury whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, this Lease shall be terminated. If Landlord shall elect to repair or rebuild, Landlord shall specify the time within which such repairs or reconstruction will be completed, and Tenant shall have the option, exercisable within thirty (30) days after the receipt of such notice, to elect either to terminate this Lease and any further liability hereunder or to extend the term of the Lease by a period of time equivalent to the time from the happening of such destruction or injury until the Premises are restored to their former condition. In the event Tenant elects to extend the term of the Lease, Landlord shall restore the Premises to their former condition within the time specified in such notice.

         13.1.3 In the event that Tenant is deprived of the use of the entire Premises as a result of destruction or injury and this Lease is not terminated, then the term of this Lease shall be deemed suspended during the time that Tenant is actually deprived of the use of the Premises (the "Suspension Period"), and the term of this Lease shall be extended by a number of days equal to the Suspension Period. In such event, the parties shall enter into an appropriate amendment to this Lease setting forth the new date that this Lease will terminate by effluxion.

         13.2 Damage at End of Term. If the Premises and/or the Building are destroyed or damaged during the last two (2) years of the Term of this Lease to the extent of fifty percent (50%) or more of the then value of the Premises and/or the Building, then Landlord shall have the right to cancel and terminate this Lease as of the date of such damage or destruction by giving notice thereof within thirty (30) days after the date of said damage or destruction.

                                   ARTICLE XIV
                                  CONDEMNATION

         14.1 Total Taking. If the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease shall terminate as of the date of such taking.

         14.2 Partial Taking. Landlord may, at its election, terminate this Lease upon the occurrence of any condemnation, or conveyance in lieu of condemnation, which affects twenty-five percent (25%) or more of the floor area of the Premises and/or fifty percent (50%) or more of the floor area of the Building. Upon the occurrence of such event, Landlord shall give Tenant notice of such election within thirty (30) days after receipt of notice of such pending condemnation. If Landlord fails to give Tenant such written notice within such thirty (30) day period, Landlord shall be conclusively deemed to have elected not to terminate this Lease. Notwithstanding any termination of this Lease hereunder, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease, for the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriate authority.

         14.3 Restoration. If, upon any condemnation of the Premises and/or the Building this Lease is not terminated as set forth in this Article XIV, Landlord shall restore the Premises to an architectural unit as nearly like its condition prior to such taking as shall be practicable, and if during and/or after such restoration, Tenant is deprived of the use of all or any part of the Premises, Fixed Rent shall be abated in accordance with the time during which and the extent to which Tenant is deprived of the use of the Premises.

         14.4 Cancellation. Notwithstanding anything to the contrary contained in this Article XIV, Landlord may cancel this Lease with no further liability to Tenant in the event that following a taking by condemnation or a right of eminent domain, Landlord's mortgagee elects to require Landlord to make advance payments for redemption of the mortgage on the Premises.

         14.5 The Award. All compensation awarded for any taking, whether for the whole or a portion of the Premises, shall be the sole property of Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of the fee, or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right and title to and interest in any and all such compensation; provided, however, Tenant shall have the right to pursue a separate claim in connection with any such condemnation in order to recover any loss of trade fixtures and/or moving expenses, provided that any such claim does not reduce any award payable to Landlord.

                                   ARTICLE XV
                                EVENTS OF DEFAULT

         15.1 Events of Default: Remedies. If Tenant shall at any time be in default in the payment of rental or any other charges hereunder or in the performance of any of the covenants of this Lease, and Tenant shall fail to remedy such default within (a) five (5) business days after such payment is due with respect to any monetary default, or (b) within fifteen (15) business days after receipt of written notice thereof if such default is non-monetary (but Tenant shall not be deemed in default if such default cannot be cured in fifteen
(15) business days and Tenant commences to remedy such default within said fifteen (15) business day period and proceeds therewith with due diligence until completion); or if Tenant shall have defaulted in any of its obligations hereunder twice within any twelve (12) month period; or if Tenant shall be adjudged a bankrupt or shall make an assignment for the benefit of creditors, or if a receiver of any property of Tenant in or upon the Premises be appointed in any action, suit or proceeding by or against Tenant and not removed within sixty
(60) days after appointment; or if the interest of Tenant in the Premises shall be sold under execution or other legal process, or if the Premises are sublet or this Lease is assigned without Landlord's consent, or if Tenant shall commit waste, Landlord may, in addition to all other legal and equitable remedies, terminate this Lease, or without terminating this Lease, re-enter the Premises by summary proceedings, proceedings in forcible entry and detainer, eviction, or otherwise, and may dispossess Tenant.

         15.2 Landlord's Right to Re-let. If Tenant is in default as provided above and abandons the Premises and/or if Landlord elects to terminate Tenant's right to possession only without terminating this Lease as above provided, Landlord may remove from the Premises any and all property found therein and such repossession shall not release Tenant from Tenant's obligation to pay the rental herein. After any such repossession by Landlord without termination of the Lease, Landlord may re-let the Premises or any part thereof to any person, firm or corporation and for such time and upon such terms as Landlord in Landlord's sole discretion may determine. Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and Tenant, upon demand in writing, shall pay the reasonable cost thereof together with Landlord's expenses of re-letting, including any commissions and attorneys' fees relative thereto. If the rents collected by Landlord upon any such re-letting are not sufficient to pay monthly the full amount of the monthly rent and other charges reserved herein, together with the reasonable costs of such repairs, alterations, additions, redecorating, and expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand in writing.

         15.3 Damages. Tenant agrees to be liable for and to pay to Landlord (i) all rent and other charges and sums due under this Lease at the time of termination of this Lease or upon the termination of Tenant's right of possession, as the case may be, and (ii) damages equal to the amount of the rent and all other charges and sums due under this Lease for the entire term, which damages shall be payable at such time as this Lease or Tenant's right to possession is terminated. Such liability shall survive the termination of this Lease, the re-entry into the Premises by Landlord, and the commencement of the action to secure possession of the Premises. All amounts not paid to Landlord when due shall bear interest at the Default Rate.

         15.4 Landlord's Right to Remove Chattels. Any and all property which may be removed from the Premises by Landlord in accordance with the terms of this Lease may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord in no event shall be responsible for the preservation or safekeeping thereof. Tenant shall pay to Landlord upon demand in writing, any and all reasonable expenses incurred in connection with such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. If any property shall remain in the Premises or in the possession of Landlord and shall not be retaken by Tenant within a period of ten (10) days from and after the time when the Premises are either abandoned by Tenant or repossessed by Landlord under the terms of this Lease, said property shall conclusively be deemed to have been forever abandoned by Tenant.

         15.5 Condition of Premises. If this Lease be terminated for any reason whatsoever of if Landlord should re-enter the Premises as a result of any breach of Tenant hereunder without terminating the Lease, Tenant covenants, any other covenant herein to the contrary notwithstanding (except where this Lease is terminated following eminent domain proceedings), that (a) the Premises shall then be in the condition required by all applicable provisions of this Lease, ordinary wear and tear excepted, and (b) Tenant shall perform any covenant contained in this Lease for the making of any repair, improvement, alteration or betterment to the Premises or for restoring or rebuilding any part thereof. For the breach of either of the foregoing obligations Landlord shall be entitled to recover and Tenant shall pay forthwith, without notice or other action by Landlord, the then cost of performing such obligation(s), together with interest at the Default Rate.

         15.6 Landlord's Non-waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No surrender of the Premises shall be effected by Landlord's acceptance of rent, or by Landlord's acceptance of the keys of the Premises, or by any other means whatsoever, unless the same is evidenced by Landlord's written agreement to accept surrender of the Premises; and if Landlord does accept surrender of the Premises, Tenant's obligations to pay rents and to perform the duties and provisions of this Lease required of Tenant hereunder shall not be released or terminated but shall continue for the remainder of the term of this Lease.

         15.7 Remedies Cumulative. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. In the event of a default by Tenant of any of the terms, provisions, covenants, conditions, rules and regulations of this Lease, Landlord shall have the right to injunction and the right to invoke any remedy permitted to Landlord in law or in equity.

         15.8 Waiver of Right to Redeem Premises. Tenant, for Tenant and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         15.9 Waiver of Jury Trial. The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage arising out of the Premises.

                                   ARTICLE XVI
                                LANDLORD'S RIGHTS

         16.1 Landlord's Right to Perform. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within any applicable cure period set forth herein, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to immediately reimburse Landlord therefor and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant, if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period if reasonably necessary to protect the Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount (and all accrued interest thereon) shall be added to and become due as a part of the next payment of rent due hereunder, together with interest thereon at the Default Rate.

         16.2 Remedies Cumulative. Landlord may restrain any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained, but the mention herein of any particular remedy shall not preclude Landlord from any other remedy it might have, either in law or in equity. The failure of Landlord to insist upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy or election, but the same shall continue and remain in full force and effect. Any right or remedy that Landlord may have at law, in equity or otherwise upon breach of any covenant, agreement, term, provision or condition in this Lease contained upon the part of Tenant to be performed, shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

                                  ARTICLE XVII
                                  SUBORDINATION

         17.1 Waiver of Priority.

         (a) Landlord reserves the right to demand from Tenant and Tenant agrees to execute and deliver to Landlord a written subordination and waiver of priority of Tenant's lien arising by virtue of the within leasehold estate, thereby subordinating Tenant's lien in favor of any mortgage loan, mortgage lien, or any refinancing or replacing of a mortgage loan that may become necessary or desirable to Landlord from time to time. Upon demand by Landlord for same, Tenant shall execute at any and all times such instruments as may be requested by any such lending institution or prospective mortgagee in order to effectuate such waiver of priority and subordination of Tenant's lien. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust, Tenant shall attorn to the purchaser in any such foreclosure or sale and recognize such purchaser as landlord under this Lease.

         (b) It is a condition, however, to the subordination provision herein provided that Landlord shall, upon written request by Tenant, use reasonable efforts to procure from such lending institution or prospective mortgagee an agreement in writing providing in substance that so long as Tenant shall faithfully discharge its obligations under the Term of this Lease,

Tenant's rights hereunder shall not be adversely affected nor its tenancy disturbed as the result of any default under such mortgage.

         17.2 Approval. Notwithstanding anything contained herein to the contrary, the within Lease is conditioned upon approval by Landlord's construction lender. In the event Landlord is unable to obtain either of such approvals, Landlord shall notify Tenant of the basis for such disapproval(s) and Tenant shall have thirty (30) days in which to agree to any changes requested by such lenders in order to make the within Lease acceptable to them, other than changes to the economic terms or Term of this Lease. In the event Tenant fails to agree to any such changes, Landlord may terminate this Lease at any time following thirty (30) days after Landlord shall have given Tenant notice of any requested changes and Tenant has failed to agree to such requested changes within said thirty (30) day period. In such event, both parties shall be released of any further liability under this Lease.

         17.3 Landlord's Default. Tenant agrees to deliver to any of Landlord's mortgagees and to the holder of any trust deed concerning the Premises, a copy of any notice of default served upon Landlord, provided that prior thereto Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagees and/or trust deed holders. Anything contained herein to the contrary notwithstanding, Tenant agrees that if Landlord shall fail to cure the default recited in such Notice of Default within the time provided for herein, then such mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, provided, however, that if such default cannot be cured within said thirty (30) days, then such mortgagees and/or trust deed holders shall have such additional time as may be necessary to cure such default, if within said thirty
(30) days, such mortgagee and/or trust deed holder have commenced and are diligently pursuing the cure of such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). This Lease shall not be terminated by Tenant while such remedies and cures are being so pursued.

                                  ARTICLE XVIII
                                      SIGNS

         Tenant shall not erect or install any ground, building, or roof signs except as permitted by Landlord. All signs installed by Tenant shall comply with all requirements of appropriate governmental authority, and all necessary permits or licenses shall be obtained by Tenant. Tenant shall maintain all signs in good condition and repair at all times, and shall save Landlord harmless from injury to person or property, arising from the erection, installation, and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

                                   ARTICLE XIX
                                  ENVIRONMENTAL

         19.1 Investigation. Tenant acknowledges that Landlord has granted to Tenant the right, prior to the execution of this Lease, to conduct such other environmental investigations, tests and studies as Tenant may select, it being agreed and understood that Tenant accepts the environmental conditions of the Premises as is with all faults.

         19.2 Tenant's Indemnification. Tenant will indemnify and hold Landlord harmless from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) of whatever kind and nature resulting from any accident, occurrence or condition caused by the release by Tenant, its agents, employees, contractors, assignees, sub-lessees, licensees or invitees of any hazardous or toxic substance or waste in, on, under, about or affecting the Premises, the Building or the Land which results in any injury or death to any person or damage to any property or which requires the removal or treatment of such hazardous or toxic substance or waste or other remedial action or fine under the terms of any properly constituted law, regulation, rule or directive of any federal, state or local governmental authority.

         19.3 Landlord's Indemnification. Landlord will indemnify and hold Tenant harmless from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) of whatever kind and nature resulting from any accident, occurrence or condition caused by the release by Landlord, its agents, employees, contractors and assignees of any hazardous or toxic substance or waste in, on, under, about or affecting the Premises, Building or Land which results in any injury or death to any person or damage to any property or which requires the removal or treatment of such hazardous or toxic substance or waste or other remedial action or fine under the terms of any properly constituted law, regulation, rule or directive of any federal, state or local governmental authority.

         19.4 Survival. This Article XIX shall survive the termination of this Lease, by efflux or otherwise.

                                   ARTICLE XX
                                    AUTHORITY

         20.1 Landlord's Authority. As a material inducement for Tenant to enter into this Lease, Landlord hereby warrants and represents that Landlord is duly organized and validly existing and in good standing as a corporation under the laws of the State of Ohio; that Landlord has full power, authority and legal right to enter into this Lease and to consummate the transactions contemplated hereby; and that the parties signing this Lease on behalf of Landlord have full power and authority to bind Landlord.

         20.2 Tenant's Authority. As a material inducement for Landlord to enter into this Lease, Tenant hereby warrants and represents that Tenant is duly organized and validly existing and in good standing as a corporation under the laws of the State of Michigan; that Tenant is fully qualified to do business in the State of Ohio; that Tenant has full power, authority and legal right to enter into this Lease and to consummate the transactions contemplated hereby; and that the parties signing this Lease on behalf of Tenant have full power and authority to bind Tenant.

                                   ARTICLE XXI
                                  MISCELLANEOUS

         21.1 Holding Over. In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Premises after the expiration of the original term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy from month to month upon the covenants, provisions and conditions herein contained and at one hundred fifty percent (150%) of the Fixed Rental in effect upon the expiration of the term, prorated and payable for the period of such occupancy, and Landlord shall have the right to terminate such tenancy upon five
(5) days written notice to Tenant.

         21.2 Waivers. Failure of Landlord to complain of any act or omission on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require the consent or approval of Landlord, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

         21.3 Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed, or on the date noted that the addressee has refused delivery or on the date that the notice is returned to sender due to the inability of the postal authorities to deliver. Notices shall be mailed to the address hereinabove set forth or such other address as either party may hereafter designate by notice to the other.

         21.4 Attorneys' Fees. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys' fees incurred by such party in such litigation.

         21.5 Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act (other than Tenant's obligation to make payments of Fixed Rent and other charges required hereunder), by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period of the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

         21.6 Estoppel Certificates. At any time and from time to time upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a certificate certifying that:

                  (a) The Lease is in full force and effect;

                  (b) The Lease has not been modified or amended in any respect or, if modified, submitting copies of such modifications or amendments;

                  (c) There are no defaults thereunder (or if there are defaults) specifying the nature of such defaults); and

                  (d) Any other matter which Landlord may reasonably request with respect to this Lease.

         Upon any failure of Tenant to execute and deliver such estoppel certificates within ten (10) days after receipt of Landlord's written notice thereof, Landlord shall have the same remedies as set forth in Section 17.1 above.

         21.7 Invalidity of Particular Provision. If any term or provision of this Lease or the application hereto to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         21.8 Captions and Definitions. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as landlord or the mortgagee in possession for the time being of the Premises. Any pronoun shall be read in the singular or plural number and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         21.9 Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

         21.10 No Partnership. Landlord is not and shall not become by this Lease or by any rights granted or reserved herein a partner or joint venturer of or with Tenant in the conduct of Tenant's business or otherwise.

         21.11 Liability of Landlord.

         (a) If Landlord should sell or otherwise transfer Landlord's interest in the Premises, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modification or amendment thereof or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord's interest. Landlord shall be liable under this Lease only while owner of the Premises.

         (b) Notwithstanding anything herein contained to the contrary, if Landlord shall at any time be in default of its obligations hereunder, Tenant shall not exercise any of its remedies for such default unless Tenant shall have given Landlord written notice thereof (but

Landlord shall not be deemed in default if such default cannot reasonably be cured in thirty [30] days and Landlord commences to remedy such default within said thirty [30] day period and proceeds therewith with due diligence until completion); provided, however, if Landlord's default has created an emergency situation requiring immediate corrective action to protect property or persons from damage or injury, Tenant shall be permitted to take reasonable corrective action at Landlord's expense prior to such notice provided Tenant has used its best efforts to give Landlord verbal notice and Landlord has not promptly responded.

         (c) If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed or if Landlord shall be liable to Tenant in any way arising out of this Lease, or pursuant to statute, law, ordinance or regulation, or under the common law, and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Premises. If Landlord is an individual, a trustee of a trust or a partnership, Landlord's obligations hereunder shall not be binding upon, nor shall there be any personal liability by, Landlord individually, the trustees of said trust, the beneficiaries of said trust, the partnership, or the partners of the partnership.

         21.12 Memorandum of Lease. This Lease shall not be recorded; however, Landlord and Tenant shall, upon the request of either, execute and deliver a Memorandum of Lease setting forth such information as may be necessary to constitute a "short form lease", which Tenant shall, at its sole expense, cause to be recorded in the County Recorder's Office having jurisdiction over the Premises within thirty (30) days after the execution of said Memorandum of Lease.

         21.13 Brokers. Landlord and Tenant represent and warrant that they have not dealt with any real estate broker in connection with this Lease other than Jeffrey Kahn of Alan R. Daus and Associates and Salvatore Munaco of Signature Associates-Oncor International who will share evenly in the commission, which shall be paid by Landlord. Except as aforesaid, Landlord and Tenant agree to indemnify and hold each other harmless from all liabilities arising from any claim resulting from their having dealt with any broker in connection with this Lease.

         22. Parking. Tenant shall have non-exclusive right along with other tenants at the building to utilize the existing 160 parking spaces. In the event Tenant requires additional parking spaces, and subject to a mutually executed agreement, Landlord, at Tenant's request will add 30 new spaces, the rent for which will be paid by Tenant at a monthly rate to be determined based on the value of the land and the cost to install said parking spaces and improvements.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written by their respective officers thereunto duly authorized.

                                        LANDLORD:

                                            BROOKLYN HEIGHTS BUSINESS
                                            PARK LIMITED

      Signed in the presence of:

                                            an Ohio limited liability company

     _________________________________      By: _____________________________

     _________________________________      Its: _____________________________

                                            TENANT:

                                            ASSET ACCEPTANCE CORP

     Signed in the presence of:

                                            a(n) _____________________________

     __________________________________     By: ______________________________

     __________________________________     Its: _____________________________

STATE OF OHIO      )
                   ) SS.
COUNTY OF CUYAHOGA )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named Brooklyn Heights Business Park Limited, an Ohio limited liability company, by _______________________, its member, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said limited liability company and his free act and deed personally and as such member.

     IN WITNESS WHEREOF, I have hereunto set my hand, this _____ day of _________________, 2000.

                  _________________________
                        NOTARY PUBLIC

                             CORPORATE ACKNOWLEDGEMENT

STATE OF ______________)
                       ) SS.
COUNTY OF ____________ )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Asset Acceptance Corp, a(n) ________ corporation, by___________________ who acknowledged that [he/she] did sign the foregoing instrument and that the same is the free act and deed of said ____________ and [his/her] free act and deed personally and as such.

     IN WITNESS WHEREOF, I have hereunto set my hand, this _____ day of _________________, 2000.

                          ____________________________
                                  NOTARY PUBLIC

                                   EXHIBIT "A"
                                  (page 1 of 2)

                                LEGAL DESCRIPTION

Situated in the Village of Brooklyn Heights, County of Cuyahoga and State of Ohio and known as being part of Original Independence Township Lot No. 2, Tract No. 1, and Lots Nos.10 & 11, Tract No.2 and more fully described as follows:

Beginning at a point at the intersection of the centerline of Lancaster Drive (80 feet wide) with the centerline of West Resource Drive (60'feet wide);

Thence North 85 degrees 23' 30" West along the centerline of West Resource Drive, as aforesaid, 109.20 feet to a point and P.C. of a curve;

Thence by the arc of a curve bearing to the right and along the centerline of West Resource Drive, as aforesaid:

Radius 300.00 feet, Delta = 28 degrees 00' 00" Arc = 146.61 feet, Chord 145.15 feet and Chord Bearing North 71 degrees 23' 10" West to a point and P.T. of said curve;

Thence North 57 degrees 23' 30" West along the centerline of West Resource Drive, as aforesaid 244.60 feet to a point and P.C. of a curve;

Thence by the arc of a curve bearing to the left and along the centerline of West Resource Drive, as aforesaid:

Radius = 230.00 feet, Delta = 43 degrees 00' 00", Arc = 172.61 feet, Chord =
168.59 feet and Chord Bearing North 78 degrees 53' 30" West to a point of compound curvature;

Thence by the arc of a curve bearing to the left and along the centerline of West Resource Drive, as aforesaid:

Radius = 300.00 feet, Delta = 39 degrees 30' 00", Arc = 206.82 feet, Chord =
202.75 feet and Chord Bearing South 59 degrees 51' 30" West to a point and P.T. of said curve;

Thence South 40 degrees 06' 30" West along the centerline of West Resource Drive, as aforesaid, 170.16 feet to a point;

Thence South 49 degrees 53' 30" East 30.00 feet to a point on the Southeasterly line of West Resource Drive, as aforesaid and principal place of beginning;

Thence South 40 degrees 06' 30" West 123.23 feet to a point on the Northerly line of a parcel of land conveyed to Kaiser Foundation Health Plan of Ohio by deed recorded in Volume 91-8501, Page 3 of Cuyahoga County Deed Records;

Thence North 68 degrees 55' 00" West along the Northerly line of said parcel conveyed to Kaiser Foundation Health Plan of Ohio 25.00 feet to a point at the Northwesterly corner thereof;

Thence South 51 degrees 05' 00" West along the Westerly line of said parcel conveyed to Kaiser Foundation Health Plan of Ohio 294.75 feet to a point on the Northerly limited access line of Interstate 480;

                                   EXHIBIT "A"
                                  (page 2 of 2)

Thence North 55 degrees 24' 37" West along the Northerly limited access line of Interstate 480 a distance of 433.65 feet to a point;

Thence North 54 degrees 06' 29" West along the Northerly limited access line of Interstate 480 a distance of 61.81 feet to a point on the Northerly line of Original Lot No.11, Tract No.2 in Independence Township;

Thence North 88 degrees 25' 05" East, along said Northerly line of said Original Lot No. 11, 173.12 feet to a point;

Thence North 8 degrees 34' 20" East 178.98 feet to a point;

Thence South 78 degrees 42' 40" East 146.36 feet to a point in the centerline of vacated Marango Drive, as shown in the Vacation Plat recorded in Volume 243, Page 42 of Cuyahoga County map Records;

Thence South 37 degrees 36" 18" West 7.31 feet to a point;

Thence South 60 degrees 16' 16" East 310.57 feet to a point;

Thence North 68 degrees 11' 48" East 31.03 feet to a point on Southwesterly line of West Resource Drive cul-de-sac;

Thence by the arc of a curve bearing to the left and around the West Resource Drive cul-de-sac; Radius = 60.00, Delta = 118 degrees 25' 18',1 Arc = 124.01 feet, Chord = 103.09 feet and Chord Bearing South = 0 degrees 40' 48" East to a point and the principal place of beginning and containing 3.4684 acres of land, be the same more or less, but subject to all legal highways.

22275L

June 10, 1998

                                   EXHIBIT "B"
                           (Site Plan to be attached)

                                  EXHIBIT "C-1"
                            IMPROVEMENTS BY LANDLORD

         Landlord shall provide allowance of $276,600.00 for construction of offices. Any additional build-out cost above the allowance shall be paid by the Tenant. After final completion of build-out, any unused portion of the allowance will be credited toward rent.

                            FIRST AMENDMENT TO LEASE

         AGREEMENT, made this________ day of __________, 2001, by and between BROOKLYN HEIGHTS BUSINESS PARK LIMITED, an Ohio limited liability company, ("Landlord") and ASSET ACCEPTANCE CORP., a Michigan corporation, ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, by Lease dated November 17, 2000, Landlord leased to Tenant certain space contained in the building located at 600 Safeguard Plaza in the City of Brooklyn Heights, County of Cuyahoga and State of Ohio (the "Leased Premises").

         WHEREAS, Landlord and Tenant have agreed to expand the Tenant's Premises and extend the term of the Lease as hereinafter provided;

         NOW THEREFORE, the parties hereby mutually covenant and agree as follows:

                  1. Upon substantial completion of Tenant Improvements, approximately 11,115 square feet will be added to the Premises and made a part thereof.

                  2. The term of the Lease shall be extended so that the expiration date shall be five years after the first day of the month following substantial completion of Tenant Improvements, provided, however, that the new term shall commence no later than October 1, 2001.

                  3. Commencing on the earlier of (i) the first day of the month following substantial completion of Tenant Improvements or, (ii) October 1, 2001, the rent for the entire renewal term shall be based on the following schedule:

Square Feet     From        To      Rent Per Month
-----------     ----        --      --------------
11,525         4/1/01     8/31/01   $    11,525.00
22,640         10/1/01    3/31/02        23,740.00
   "           4/1/02     9/30/02        23,980.00
   "           10/1/02    3/31/03        24,211.66
   "           4/1/03     9/30/03        24.451.76
   "           10/1/03    3/31/04        24,683.33
   "           4/1/04     9/30/04        24,923.44
   "           10/1/04    3/31/05        25,155.00
   "           4/1/05     9/30/05        25,395.11
   "           10/1/05    9/30/06   $    25,626.67

                  The above rent schedule includes $1,100.00 per month as rent for approximately 42 additional parking spaces to be constructed per Section 22 of the original Lease. Each installment of rent is to be paid in advance on the first day of each and every calendar month during the term of this Lease, without setoff or deduction, at Landlord's office or such other place as Landlord may designate.

                  4. Landlord will make Tenant Improvements to the additional 11,115 square feet based on the terms contained in Article V of the original Lease and based on substantially the same level and quality of finish-out as Tenant's current Leased Premises. Landlord and Tenant shall work together to develop a mutually acceptable floor plan, which shall be attached hereto as Exhibit "C-1".

                  5. On the Commencement Date of the new term, Tenant's proportionate share of Operating Expenses and Taxes shall increase from 37.85% to 74.36%.

                  6. Except as herein otherwise provided, in all other respects, the terms and conditions contained in Lease dated November 17, 2000, shall remain in full force and effect during the term of this Lease extension.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the _______ day of _________________, 2001 as to Tenant and the ________________
day of ____________, 2001 as to Landlord.

Signed in the Presence of:             LANDLORD: BROOKLYN HEIGHTS BUSINESS
                                       PARK LIMITED

______________________________         ____________________________________

______________________________

                                       TENANT: ASSET ACCEPTANCE CORP.

______________________________         _____________________________________

______________________________

STATE OF OHIO      )
                   ) SS.
COUNTY OF CUYAHOGA )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named Brooklyn Heights Business Park Limited, an Ohio limited liability company by_________________, its member, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said limited liability company and his free act and deed personally and as such member.

         IN WITNESS WHEREOF, I have hereunto set my hand, this _____ day of _________________, 2001.

                            _________________________
                                  NOTARY PUBLIC

                            CORPORATE ACKNOWLEDGEMENT

STATE OF _____________)
                      ) SS.
COUNTY OF ____________)

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Asset Acceptance Corp., a Michigan corporation, by____________________ who acknowledged that [he/she] did sign the foregoing instrument and that the same is the free act and deed of said corporation and [his/her] free act and deed personally and as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand, this _____ day of _________________, 2001.

                          ____________________________
                                  NOTARY PUBLIC

                                  EXHIBIT "C-1"
                               TENANT IMPROVEMENTS
                                (TO BE ATTACHED)

                                       5